                                                                    EXHIBIT 10.8

AMOUNT:      EUR 10,000,000
EXPIRATION:  SEPTEMBER 1, 2006
NUMBER:      2003/FO134

COLLATERAL LOAN AGREEMENT

This Policy is executed in Madrid on March 6, 2003, with the intervention of the Notary Public of Madrid Mr. Fernando Molina Stranz, being expressly requested by the parties.

OF THE ONE PART, MR. IGNACIO GOROSTIZA SANTISTEBAN, with National Identity Card number 799.467-X and MR. AGUSTIN JIMENEZ DE PARGA MASEDA with National Identity Card number 7.227.464-J, on behalf of FORTIS BANK S.A., SUCURSAL EN ESPANA (hereinafter referred to as the "Bank"), with registered office in Madrid at Calle Jose Ortega y Gasset, 29-6 and Tax Identification Number A-0021127-F, duly empowered to enter into contracts pursuant to the power of attorney deed executed in their favor on June 7, 2001 before the Notary Public of Brussels, Mr. Jean-Philippe Lagae, and on file in the Mercantile Register of Madrid in Volume 10,509, Book 9,039, Folio 205, Section 3, Page 52996, Entry 61, and

OF THE OTHER PART, MR. JOSE IGNACIO DEL BARRIO GOMEZ, with National Identity Card number 51.343.948-J, on behalf of "CARRIERHOUSE, S.A." (hereinafter referred to as the "Borrower"), with registered office at Calle Valgrande, 6, Alcobendas 28108 (Madrid) and Tax Identification Number A-82232448, on file in the Mercantile Register of Madrid in Volume 13,891, folio 81, Page M-227370, Entry 1, who states that he is duly empowered to enter into contracts by virtue of the certificate issued by the Borrower's Board of Directors dated January 23, 2003.

MR. MIGUEL ANGEL FERNANDEZ MORENO, with National Identity Card number 51.356.303-V, on behalf of "ABENGOA, S.A." with Tax Identification Number A-41002288 (hereinafter referred to as the "SURETY" ). Such company has its registered offices in Seville, Avda. Buhaira number 2, and was incorporated by the deed executed by the Notary Public of Seville Mr. Francisco Monedero Ruiz on January 4, 1941. He states that he is duly empowered to enter into contract by virtue of the special power of attorney deed executed before the Notary Public of Seville Mr. Manuel Aguilar Garcia on March 3, 2003 and under his protocol number 393.

RECITALS

Whereas the Borrower, CARRIERHOUSE, S.A., has requested a Loan from FORTIS BANK, S.A. SUCURSAL EN ESPANA in the amount of TEN MILLION EUROS (EUR 10,000,000), in order to finance the partial acquisition of its fixed assets, and which is granted by the Bank subject to the following

CLAUSES

1.    LOAN AMOUNT

      The Bank hereby grants the Borrower, which accepts, a loan in the amount of TEN MILLION EUROS (EUR 10,000,000), delivered by the former to the latter in

                        This agreement comprises of 10 pages, numbered 1 through 10, all of which are signed and stamped by the intervening NOTARY.

      this act by crediting the Borrower's checking account number 0167-0216-49-2054011001 open with the Bank. The Borrower hereby acknowledges the receipt of such amount to its entire satisfaction.

      The drawdown made against this Loan shall be allocated to its limit toward the settlement of the debit balance pending repayment to the Bank by CARRIERHOUSE, S.A., by virtue of the CREDIT FACILITY granted to a maximum limit of 13,522,772.35 Euros under the Bank order number 2002/F123 and which was executed by the parties with the intervention of the Notary Public of Madrid Mr. Carlos Perez Baudin on MAY 16, 2002. As of the date of execution of this Agreement, such debit balance amounts to THIRTEEN MILLION FOUR HUNDRED AND NINETY THOUSAND THREE HUNDRED AND NINETY SIX EUROS AND SIXTY SIX CENTS (EUR 13,490,396.66) plus any interest that may have accrued since the last settlement, and which the Borrower hereby recognizes as owed to the Bank.

2.    TERM AND REPAYMENT

      2.1 This Agreement, that is to take effect on the date hereof, shall be valid through SEPTEMBER 1, TWO THOUSAND AND SIX (2006) (hereinafter referred to as the "Final Expiration" date), without prejudice to possible termination or cancellation referred to herein.

      2.2 The principal of this loan shall be repaid as from APRIL 1, 2003 in FORTY TWO (42) CONSECUTIVE MONTHLY INSTALLMENTS OF TWO HUNDRED AND SEVEN THOUSAND THREE HUNDRED AND SEVENTEEN EUROS AND SEVEN CENTS (EUR 207,317.07) EACH, with the exception of the last installment that shall be ONE MILLION FIVE HUNDRED THOUSAND EUROS AND THIRTEEN CENTS (EUR 1,500,000.13). These shall be paid on each of the following dates, whereby the Borrower is obliged to credit the Bank on such date with the quantities indicated as principal, in accordance with the payment schedule set forth below:

                                                                          TOTAL
                                                       AMOUNT OF       INSTALLMENT         CAPITAL
                   REPAYMENT DATE     REPAYMENT     INTEREST FIRST     AMOUNT FIRST        PENDING
INSTALLMENT NO.    DAY 1 OF: (*)       AMOUNT            YEAR             YEAR            REPAYMENT
-----------------------------------------------------------------------------------------------------
1                  April 2003        207,317.07       26,137.22         233,454.29       9,792,682.93
2                  May 2003          207,317.07       29,533.10         236,850.17       9,585,365.86
3                  June 2003         207,317.07       29,871.46         237,188.53       9,378,048.79
4                  July 2003         207,317.07       28,282.63         235,599.70       9,170,731.72
5                  August 2003       207,317.07       28,579.31         235,896.38       8,963,414.65
6                  September 2003    207,317.07       27,933.24         235,250.31       8,756,097.58
7                  October 2003      207,317.07       26,406.93         233,724.00       8,548,780.51
8                  November 2003     207,317.07       26,641.09         233,958.16       8,341,463.44
9                  December 2003     207,317.07       25,156.46         232,473.53       8,143,146.37
10                 January 2004      207,317.07       25,348.94         232,666.01       7,926,829.30
11                 February 2004     207,317.07       24,702.86         232,019.93       7,719,512.23
12                 March 2004        207,317.07       22,504.74         229,821.81       7,512,195.16

13                 April 2004        207,317.07                                          7,304,878.09
14                 May 2004          207,317.07                                          7,097,561.02
15                 June 2004         207,317.07                                          6,890,243.95
16                 July 2004         207,317.07                                          6,682,926.88
17                 August 2004       207,317.07                                          6,475,609.81
18                 September 2004    207,317.07                                          6,268,292.74
19                 October 2004      207,317.07                                          6,060,975.67
20                 November 2004     207,317.07                                          5,853,658.60
21                 December 2004     207,317.07                                          5,646,341.53
22                 January 2005      207,317.07                                          5,439,024.46
23                 February 2005     207,317.07                                          5,231,707.39
24                 March 2005        207,317.07                                          5,024,390.32
25                 April 2005        207,317.07                                          4,817,073.25
26                 May 2005          207,317.07                                          4,609,756.18
27                 June 2005         207,317.07                                          4,402,439.11
28                 July 2005         207,317.07                                          4,195,122.04
29                 August 2005       207,317.07                                          3,987,804.97
30                 September 2005    207,317.07                                          3,780,487.90
31                 October 2005      207,317.07                                          3,573,170.83
32                 November 2005     207,317.07                                          3,365,853.76
33                 December 2005     207,317.07                                          3,158,536.69
34                 January 2006      207,317.07                                          2,951,219.62
35                 February 2006     207,317.07                                          2,743,902.55
36                 March 2006        207,317.07                                          2,536,585.48
37                 April 2006        207,317.07                                          2,329,268.41
38                 May 2006          207,317.07                                          2,121,951.34
39                 June 2006         207,317.07                                          1,914,634.27
40                 July 2006         207,317.07                                          1,707,317.20
41                 August 2006       207,317.07                                          1,500,000.13
42                 September 2006    1,500,000.13                                                   0

With the exception of the first year, these installments are comprised solely of capital. The interest shall accrue and be paid as set forth in Clause 3 below.

(*) or the immediately subsequent business day.

3.    INTEREST:

      3.1 The Loan shall accrue interest in the Bank's favor on the amount pending repayment at any time, starting on the date of this agreement and until the sums owed by the Borrower are effectively returned to the Bank in accordance with the contents of Clause 2. Such interest shall accrue daily on the basis of a 360-day year, in accordance with the following formula:

INTEREST = AMOUNT PENDING       NOMINAL INTEREST        DAYS OF THE
           REPAYMENT        X   (%)                X    SETTLEMENT        PERIOD
           ---------------------------------------------------------------------
                                         360 X 100

      3.2 In order to determine the interest rate applicable at all times, this Loan is deemed to be divided into "Interest Periods" with respective durations of one year each, and each successive period shall commence the day after the conclusion of the preceding one. As an exception, the last Interest Period shall end on the date of the Loan's Final Expiration or early cancellation.

            Such interest shall be settled and paid monthly by the Borrower to the Bank on the same dates envisaged for repayment of the capital, which are set forth in Clause 2 above.

            It is hereby established that for the first Interest Period which, as an exception, commences on this date and ends on MARCH 1, 2004, the interest rate shall be THREE POINT SIX HUNDRED AND NINETEEN PERCENT (3.619%). (Equivalent Annual Rate (T.A.E.) 3.6796% as per Bank of Spain Circular 8/1990 dated September 7).

            From March 1, 2004 onwards, the annual interest rate to be applied shall be variable for each Interest Period in question and calculated by adding to the EURIBOR one-year rate a fixed Margin or Differential of ONE POINT TWENTY FIVE PERCENT (1.25%) PER ANNUM.

            For the purpose of this agreement, the European Interbank Market Interest Rate (EURIBOR) is understood to mean the European interest rate for one year deposits of an amount equal or similar to the capital pending repayment to Bank by Borrower, published on the REUTERS EURIBOR 01 SCREEN AT ELEVEN O'CLOCK IN THE MORNING (11:00 A.M.) MADRID TIME, as of the date on which each successive Interest Period commences. Such rate shall be expressed as a percentage of interest per annum. Any expenses, commissions and brokerage fees charged by the intermediaries that usually take part in this type of transaction, plus the Value Added Tax that may be levied on the intermediary's participation, shall also be added to the interest rate resulting from the aforementioned transaction, together with any tax, expense, commission or brokerage fee that may be directly or indirectly levied upon, caused or replaced by or added to the preceding ones.

            SUBSTITUTIVE INTEREST RATE: If for any reason it is impossible to determine the European Interbank Market interest rate as defined in the preceding paragraphs, a substitute interest rate consisting of the addition of the aforementioned differential to the arithmetic mean (average) of Reference Bank interest rates shall be applied. Reference interest rates are understood to be those applied by the Reference Banks on the fifth day of each calendar month to private sector clients on all types of three-month credit transactions, as quoted by the Reference Banks to the Bank of Spain at the time at which the substitutive interest rate is to be set. The Reference Banks are: Banco Popular Espanol, Banco Bilbao Vizcaya Argentaria and Banesto.

            If at any time one or more Reference Banks fail to notify their reference interest rates to the Bank of Spain, the arithmetic mean of those that have duly notified it to the Bank of Spain shall be used to calculate the reference interest rate. If only one of the Reference Banks has notified its rates then this shall be taken as the applicable reference rate.

            As soon as the circumstances giving rise to the application of the substitutive interest rate have ceased, the new European Interbank Market interest rate in force shall again be applied to any new drawdowns made thereafter.

      3.3 On the first business day of each new Interest Period the Bank shall notify the Borrower of the new EURIBOR interest rate applicable for the said period prior to twelve a.m on that day.

            The Borrower shall in turn notify the Bank by facsimile or mail, prior to three p.m. on the first day of the new Interest Rate and by means of the document signed and drafted in accordance with Schedule I, whether it accepts or rejects such rate based on the interest rate applicable on the EURIBOR Market. If for any reason, including force majeure, the Bank fails to receive the said notice from the Borrower without just cause prior to the indicated time, it shall be fully understood that the Borrower accepts the interest rate applicable on the European Interbank Market for that period.

      3.4 Any modifications to interest rates shall be applied automatically at the start of each interest period. If the Borrower rejects the interest rate notified by the Bank without just cause, it should repay the total amount of the loan to the latter on the date of interest rate renewal.

      3.5 The Borrower may prepay upon the expiration of any Interest Period, provided that this is done in multiples of ONE THOUSAND EUROS. Such partial or total prepayment shall in all cases be applied to reduce the redemption installments set forth in Clause 2 above, and under no circumstances may the Borrower draw the capital that has been prepaid in this manner. Prepayment shall not incur any type of penalty.

      3.6 This transaction is subject to regulations on actions with clientele established by Ministerial Order dated December 12, 1989 and regulated by Bank of Spain Circular 8/1990 dated September 7.

4.    FEES:

      4.1 The following fee is payable in relation to the granting of this loan: ZERO POINT TWENTY FIVE PERCENT PER ANNUM (0.25%) on the quantity of the loan pending repayment to the Bank. Such amount shall be paid by the Borrower on the date of execution of the agreement and each of the successive anniversaries thereof, and the Bank is empowered to obtain payment by debiting the Borrower's checking account.

5     PAYMENT

      5.1 On any date that the Borrower must pay any amount under the Contract, without the need for the Bank to issue any demand at all, it shall pay the amount owed on the day in question at a branch of the Bank which shall be credited in the Loan account referred to in Clause 11 below.

      5.2 In addition, and without prejudice to the above, the Borrower hereby irrevocably empowers the Bank to apply the payment of any amount owed to it by the Borrower under this Contract, any balance or balances that may exist in favor of the Borrower with the Bank (whether at its head office or any of its branches) proceeding from any type of accounts or deposits, as well as any amount or Loan belonging to the Borrower or that is in the power of the Bank or that the latter must satisfy. For this purpose, the Borrower also irrevocably empowers the Bank to carry out any credit or debit operations, foreign currency exchanges or acts that may be necessary in applying the said balances and credits for the payment of the amounts owed.

      5.3 Those payments made by the Borrower shall go to pay off the amount owed in the following order: 1) commissions, 2) default interest, 3) taxes, 4) expenses 5) damages, 6) legal costs, 7) normal interest, and 8) the loan principal.

6     TAXATION AND EXPENSES

      6.1 The Borrower shall pay all taxes, fees, brokers' fees, customs duties, stamp duties, and any other tax or expense of any other nature that the preparation, entering into and fulfillment of this Contract may entail. At the same time, and provided always that a final judgment exists, it shall repay to the Bank all the expenses, including the fees and expenses of lawyers and procuradores, which the Bank may incur in defending or enforcing its rights hereunder due to any breach of contract by the Borrower.

      6.2 All amounts that the Borrower must pay to the Bank by virtue of this Contract must be paid in full without any deduction or retention at all. If for any reason the Borrower is obliged to make a deduction or retention, except in the event that such obligation was imposed by law on the Bank as recipient, it shall do so. However, it shall pay to the Bank those additional amounts that are necessary to ensure that the Bank receives a net amount equal to that which it would have received if such a deduction did not have to be made except where such an obligation is imposed on the bank as recipient by law or by an act of a competent administrative authority.

7.    DELAY IN THE FULFILMENT OF OBLIGATIONS

      7.1 Without prejudice to the Bank's rights under Clause 8, if the Borrower delays in the fulfillment of any of the payment obligations under this Contract for whatever reason, even where it is not the Borrower's fault, except where the delay is the fault of the Bank, it shall pay to the Bank default interest, without prejudice to any other liability which it may have as a result of such breach.

            The default interest rate shall be calculated by adding 2 percentage points (2%) to the interest rate defined in Clause 3 above, plus the margin agreed by the parties hereto.

            The default interest rate shall accrue on a daily basis and shall be paid on the basis of a 360-day year, on the overdue amounts, from the date on which payment should have been made and until the date of actual payment in full.

            Default interest shall be paid at the end of each month after the delay commences and in any even on the date when the delay ends.

      7.2 The Borrower shall be liable for all loss and damage with the exception of indirect damage and loss of profit that are incurred by the Bank arising from the need to establish, take, renew or cancel third party deposits, in the event of the breach by the Borrower of any of its obligations hereunder.

      7.3 For the purposes of Article 317 of the Spanish Commercial Code, the Bank may capitalize on a monthly basis interest due that remains unpaid, whether normal or default interest, which will in turn give rise to further interest payments, at the default rate referred to in Clause 7.1.

8.    LOSS OF GRACE PERIOD

      8.1 The Borrower shall lose the grace period if it breaches, for any reason, any of the obligations contained in this Contract following the granting in writing to the Borrower of a period of five days to make good any previous breach, except for any breach regarding payment. In the latter case, the Bank may terminate forthwith this Contract, and demand repayment of all amounts relating to the principal, interest, commission, or any other amount owed to it by the Borrower.

            At the same time, the Bank may declare due and payable all amounts that are owed by the Borrower for any other reason or under any other contract.

            By way of exception, in the event of the first failure to pay a monthly amount, in order for the Bank to be able to terminate this Contract it must send a demand for payment to the Borrower by burofax, telegram or notarial document, and grant the latter an additional period of ten days, such period to run from receipt of the demand, the Borrower having failed to make the said payment. This obligation to notify shall apply to failure to pay once during every twelve month period of the Contract.

      8.2 In addition, given that the present Contract has been entered into on the basis of the current solvency of both the Borrower and the Surety, if the solvency of either should deteriorate markedly during the duration of the Contract the Borrower shall also lose the benefit of the grace period and the Bank may require immediate payment of all amounts of whatever nature that are owed to the Bank, without acceptance by the Bank of any subsequent acts by the Borrower in fulfillment of its contractual obligations being interpreted as a waiver of its rights contained in this Clause, which it may exercise at any time while the deterioration of the solvency of the Borrower or the Surety is continuing.

      8.3 Additionally, in the event the Borrower has disposed of the assets listed in Clause 12 below, or otherwise, does not constitute a pledge as agreed in such Clause 12 below, upon the request of the Bank to such extent, the BANK shall be entitled to claim the prompt refund of all the amounts owed thereto under this document, for any reason, and, in any event, to terminate this Agreement and claim such amounts from the Borrower or the Joint Guarantor

9.    OTHER OBLIGATIONS OF THE BORROWER

      9.1 The Borrower undertakes to maintain insured all of its property that is essential for carrying out the object of the business. Further, it shall pay in time all the premiums and fulfill the remaining obligations contained in the insurance policy. In particular, it shall not make any company other than Fortis Bank SA, Branch in Spain a beneficiary of the goods set forth in Clause 12 below.

      9.2 The Borrower shall inform the Bank immediately and in any event within a period of not more than three days if any of the situations take place that are provided for in the above clauses or other situations not mentioned therein, but whose effect was the significant reduction in its solvency.

      9.3 The Borrower undertakes to fulfill punctually all of its obligations concerning tax and social security.

10.   LOAN ACCOUNT

      10.1 For the purposes of the present Loan Contract, the Bank will open an account in the Borrower's name in which all matters referring thereto shall be entered. In the `Credit' section of that account shall be stated all of the amounts which for any matter in relation to this Contract the Borrower pays to the Bank. In the `Debit' section shall be stated all of the amounts that, for any of the matters referred to in this Contract, the Borrower owes to the Bank. The said account shall indicate at any given moment the amounts that the Borrower owes to the Bank.

      10.2 Once the due date has expired or, where appropriate, the contract has been terminated and the Borrower (or its sureties) have failed to comply with their payment obligations following receipt of a demand for that purpose the Bank may commence an action to enforce its rights under Article 517 of Law 1/2000 of Civil Procedure (Ley de Enjuiciamiento Civil).

      10.3 For the purposes of Article 572 of Law 1/2000 of Civil Procedure (Ley de Enjuiciamiento Civil), it is expressly agreed by the parties hereto that the demandable amount in the event of enforcement will be that resulting from the settlement carried out by the Bank in the manner agreed by the parties in this Contract and for that amount stated in the balance of the Account on the day of closure. In this regard, for the purposes of enforcement it shall be sufficient to file the documents required under Law 1/2000 of Civil Procedure, together with the certification specified in Article 517 of the said Law 1/2000, and the delivery of a statement of final settlement issued by the Bank of the balance owed by the Borrower, contained in a notarised document that states that the liquidation of the debt has been carried out in the manner provided for by the parties to the Contract.

11.   REPRESENTATIONS OF THE BORROWER

      11.1 The Borrower warrants that all the data, documents, and information that it has supplied to the Bank which have been relied on by the latter when deciding to enter into this Contract are true and correct, and in addition they have not substantially changed in the time elapsing between their delivery to the Bank and the signature of this Contract. If this is not the case the Borrower shall be deemed to have breached one of its essential obligations under this Contract.

12.   PROMISE OF REGISTERED CHARGE WHILE RETAINING POSSESSION

      12.1 In guarantee of the obligations hereunder, without prejudice to its unlimited personal liability, and without prejudice to any other guarantee already or subsequently entered into, in accordance with the provisions of Law dated 16 December 1954 developed by Royal Decree dated 17 June 1955 the Borrower undertakes irrevocably to execute a Public Deed or a Charge while Retaining Possession (Poliza de Prenda sin Desplazamiento) (`the Charge') in the Bank's favor within a period of three days from the date on which the same was formally demanded by the Bank. The Bank may make such a demand at any time during the term of this Contract, without the need to state any grounds at all for so doing, in order to guarantee the loan, in particular the Borrower's obligations as regards the payment of principal and interest, whether normal or default, up to the amount of the security offered.

      12.2 The Charge in question shall be over the properties situated in Alcobendas, Madrid, C/Valgrande 6, owned by the Borrower, being the following:

      12.2.1 Installations 22200045 - 11/2000/12/0599 Sainco, whose value at the date hereof amounts to 450,094 euros.

      12.2.2   Installations 22200047 - 20001219020027550 Iberdrola, whose value at the date hereof amounts to 452,153 euros.

      12.2.3 Installations 22200063 - C-0057/01 Carrierhouse, whose value at the date hereof amounts to 76,105 euros.

      12.2.4 Installations 22200073 - C-0111/01 Carrierhouse, whose value at the date hereof amounts to 6,987,588 euros.

      12.2.5 Installations 22200096 - C-0078/02 Carrierhouse, whose value at the date hereof amounts to 57,883 euros.

      12.2.6 Installations 22200103 - C-0104/02 Carrierhouse, whose value at the date hereof amounts to 14,573 euros.

      12.2.7 Installations 22200106 - C-0108/02 Carrierhouse, whose value at the date hereof amounts to 1,958,674 euros.

      12.3 The above-mentioned assets are insured under an Insurance Policy with number 0807/100095 issued by the Belgian insurance company ACE INSURANCE SA NV with Tax Identification Number (NIF) A-0021149-J and the Borrower shall appoint the Bank as the beneficiary of such insurance policy following receipt of the first demand issued by the Bank so requesting this.

      12.4 The refusal of the Borrower to enter into the Charge including the requirements referred to above shall lead to the loss of the grace period referred to in Clause 8 above. All of the expenses and taxes resulting from the execution of the Charge shall be paid by the Borrower, in particular the notary and registration fees, as well as those of a taxation nature that may be applicable.

13.   SURETYSHIP

      13.1 Mr. Miguel Angel Fernandez Moreno, present in this act for and on behalf of ABENGOA S.A., whose personal details are stated on the first page hereof, jointly and severally guarantees with the Borrower the fulfillment of each and every obligation of the Borrower hereunder, without prejudice to the unlimited personal liability of the Borrower and without prejudice to any other guarantee, whether from Abengoa S.A. or another third party, that may be entered into in the future. In particular, he guarantees all payment obligations, whether of principal, ordinary or penalty interest, commissions and expenses that could arise under this loan. As a result, Abengoa S.A., as joint and several surety undertakes to fulfill, while the present loan is not totally unsatisfied, each and every one of the Borrower's obligations hereunder, and expressly waives the right to excussio (surety's right not to be obliged to pay while the debtor can cover the amount owed), and the right of priority and division, all of the above in accordance with the provisions of Articles 439 et seq of the Commercial Code, and Articles 1144, 1822, 1831 and 1837 and related provisions of the Civil Code.

      13.2 The Surety expressly agrees that this suretyship shall not be prejudiced by the postponements or extensions that the Bank may grant to the Borrower, nor for the division of the debt or payment on account that the Bank may make before or after the due date. When the obligations hereunder are demandable the Bank may reclaim the amount from the Surety jointly and severally or alternatively enter it as a debt in the accounts which it maintains, in its own name or together with others.

14.   APPLICABLE LAW AND JURISDICTION

      14.1     This contract shall be governed by Spanish law.

      14.2 The parties to the Contract expressly waive any right that they may have to any other jurisdiction and hereby agree to submit to the courts of Madrid for the resolution of any issues that may arise in relation to this Contract.

15.   VARIOUS



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      15.1     For the purposes of this contract, working day shall mean a day on which banks are generally open to the public and in Madrid to carry out operations with deposits in euros. Saturday shall not be considered to be a working day.

      15.2 Any period that ends on the date that is not a working day shall be carried over to end on the next working day, except where the next working day is not in the same month, in which case the last working day of the month in question shall apply.

      15.3 The parties expressly agree that in the situations provided for in this Contract, correspondence by telegraph, or by telex or telefax shall have binding effect without the need for the notices to contain any type of conventional key or sign. This shall apply except in those cases where such notification could lead to a loss of the grace period, in which case it shall be necessary for such notification to be in one of the following forms: telegram, burofax, or notarial document.

      15.4 The parties' addresses for the service of demands, and other notifications and communications, whether court or non-court, are those set forth in the heading of this Contract.

      15.5 Any change to the address for service or telex or telefax numbers shall have no effect unless and until it is notified in a notarised document to the other party.

16.   LEAFLET OF CONDITIONS

The commissions and expenses arising under this Contract, together with the conditions of valuation, are detailed in the specific leaflet held by the Bank which is at the disposal of its clients. The Bank may amend the terms of the leaflet informing the Borrower by way of:

      A) Publication on the notice board of the Bank; if the Borrower does not make known to the Bank its opposition to such changes within two
            (2) months, they shall be deemed to be fully accepted, or alternatively

      B) Individualized information to the Borrower; the latter is deemed to accept the changes unless it opposes them within a period of fifteen
            (15) days.

17.   NATURE OF THE CONTRACT

The present contract is of a commercial nature, and constitutes a normal and typical operation of the Bank, for which reason it is expressly requested that it is not subjected to Capital Transfer Tax (Impuestos sobre Transmisiones Patrimoniales), being subject to VAT, although exempt therefrom.

And in compliance with the above the parties hereby sign this Contract in four counterparts in the place and on the date stated in the heading hereof, and with the intervention of the Notary public who authenticates the content hereof as well as the


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legal capacity of the parties and the legitimacy of the signatures of the contracting parties.

Signed

The Bank                                            The Borrower

Signature illegible                                 Signature illegible

The Surety                                          Seal of Notary Public
                                                    Fernando Molina Stranz
                                                    Signature illegible

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SCHEDULE I

FORTIS BANK SA Branch in Spain
Calle de Jose Ortega y Gasset 29
Madrid 28006                                      In......on.... of........ 20..

Dear Sirs

In accordance with the provisions of Clause 3 of the loan agreement for the principal sum of TEN MILLION EUROS, entered into by yourselves the Bank and ourselves the Borrower, and dated ...... of .................. 2003, we confirm our acceptance of the proposed interbank interest rate of .... percent (...%)
relating to the period of interest from .... of .... of 20.. to the ... of
........... 20.. and whose payment shall be made, together with the amount corresponding to the repayment of the capital, in accordance with the terms agreed in the Contract.

Yours faithfully

The Borrower

                                                    Seal of Notary Public
                                                    Fernando Molina Stranz